Glass Lewis joins ISS in Recommending Shareholders vote FOR TransGlobe’s Proposed Combination with VAALCO

Calgary, Alberta (September 22, 2022) – TransGlobe Energy Corporation (AIM & TSX: TGL; Nasdaq: TGA) (“TransGlobe” or the “Company”) is pleased to announce that it has received confirmation that Glass Lewis & Co. (“Glass Lewis”), a leading proxy advisory service company, has analysed the all-share business combination (the “Proposed Transaction” or the “Transaction”) with VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO”) and has recommended that shareholders vote FOR the proposed transaction.

Following an analysis of the transaction, Glass Lewis conclude that the underlying strategic rationale for the proposed merger is “straightforward and sensible”, and concurs with the TransGlobe Board that the combination of the two portfolios will result in the “creation of an enlarged African-focused oil and gas exploration and development business with a full-cycle portfolio of assets in Egypt, Gabon, Equatorial Guinea and Canada under a production and development-oriented business model”. In the final conclusion, Glass Lewis notes that the combined company “will benefit from enhanced scale, greater geographic diversification, a strong balance sheet and opportunities to realize meaningful merger-related synergies”, all of which are in-line with the conclusions drawn by the TransGlobe Board, who continue to unanimously support the proposed transaction.

In addition, Glass Lewis notes that the “exchange ratio implies a fair exchange of value from the perspective of the Company and its shareholders” and “implies favourable market premiums to TransGlobe shareholders”.

David Cook, Chairman of the Board of TransGlobe commented:

“Glass Lewis and ISS’ recommendations FOR the proposed combination supports the Board’s view that a merger with VAALCO offers shareholders a compelling value creation opportunity and is in the best interests of all shareholders.”

Information About the Shareholder Meeting

The virtual-only TransGlobe shareholder Meeting (the “Meeting”) will take place on September 29, 2022, at 9:00 a.m. (Calgary time) https://web.lumiagm.com/#/201458342

Shareholders of TransGlobe are reminded to submit proxies in advance of the Meeting by 9:00 a.m. (Calgary time) on September 27, 2022.

Shareholders of TransGlobe may also contact TransGlobe's proxy solicitation agent, D.F. King & Co., Inc., by phone toll-free at (888) 540-8736 (banks and brokers only at (212) 269-5550) or by email at tga@dfking.com.

Shareholders should closely review the procedures outlined in the management information circular (the “Information Circular”) and related meeting materials for the Meeting (the "Meeting Materials") to ensure that they are able to cast their vote prior to or at the Meeting. The Meeting Materials have been filed by the Company on SEDAR and are available under the Company's profile at www.sedar.com. The Meeting Materials are also available on the Company's website https://www.trans-globe.com/investors/investor-resources/default.aspx#regulatory

For further information, please contact:

TransGlobe Energy Corporation

Randy Neely, President and CEO

Eddie Ok, CFO

+1 403 264 9888

investor.relations@trans-globe.com

http://www.trans-globe.com

or via Tailwind Associates

Evercore Partners International LLP (Financial Advisor)

David Waring

Aditya Lohia

Andrew MacNiven

+44 20 7653 6000

Tailwind Associates (Investor Relations)

Darren Engels

+1 403 618 8035

darren@tailwindassociates.ca

http://www.tailwindassociates.ca

Canaccord Genuity (Nomad & Joint-Broker)

Henry Fitzgerald-O'Connor

Gordon Hamilton

+44(0) 20 7523 8000

Shore Capital (Joint Broker)

Toby Gibbs

John More

+44(0) 20 7408 4090

DF King

Richard Grubaugh

+1 212 493 6950

tga@dfking.com

Camarco (Financial PR)
Billy Clegg
Georgia Edmonds
Emily Hall
+4420 3757 4986
TransGlobe@camarco.co.uk

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

Forward-Looking Statements

This document includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and "forward-looking information" within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "forecast," "outlook," "aim," "target," "will," "could," "should," "may," "likely," "plan" and "probably" or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document include, but are not limited to, statements relating to (i) the proposed business combination of TransGlobe and VAALCO (the "Arrangement") and its expected terms; (ii) expectations regarding meaningful and sustainable shareholder returns and value growth of the combined company; (iii) expectations regarding the opportunity set of the combined company; and (iv) expected benefits of the Arrangement.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to obtain stockholder, shareholder, court and regulatory approvals, if any, of the Arrangement; the ability to complete the Arrangement on anticipated terms and timetable; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of VAALCO or TransGlobe; the tax treatment of the Arrangement in the United States and Canada; declines in oil or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the Arrangement may not increase VAALCO's relevance to investors in the international E&P industry, increase capital market access through scale and diversification or provide liquidity benefits for stakeholders; and other risks described (i) under the caption "Risk Factors" in VAALCO's 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022; (ii) in TransGlobe's 2021 Annual Report on Form 40-F, filed with the SEC on March 17, 2022 or TransGlobe's annual information form for the year ended December 31, 2021 dated March 17, 2022; and (iii) TransGlobe’s management information circular dated August 29, 2022. There may be additional risks that TransGlobe presently does not know, or that TransGlobe currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TransGlobe's expectations of future events and views as of the date of this document. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Forward-looking statements or information are based on a number of factors and assumptions which have been used to develop such statements and information but which may prove to be incorrect. Although TransGlobe believes the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because TransGlobe can give no assurance that such expectations will prove to be correct. Many factors could cause actual results to differ materially from those expressed or implied in any forward-looking statements contained herein.

In addition to other factors and assumptions which may be identified in this document, assumptions have been made regarding, among other things, anticipated production volumes; the timing of receipt of regulatory and shareholder approvals for the arrangement; the ability of the combined business to realize the anticipated benefits of the arrangement; ability to effectively integrate assets and property as a result of the Arrangement; ability to obtain qualified staff and equipment in a timely and cost-efficient manner; regulatory framework governing royalties, taxes and environmental matters in the jurisdictions in which TransGlobe and VAALCO conducts and the combined business will conduct its business; future capital expenditures; future sources of funding for capital programs; current commodity prices and royalty regimes; future exchange rates; the price of oil; the impact of increasing competition; conditions in general economic and financial markets; availability of drilling and related equipment; effects of regulation by governmental agencies; future operating costs; uninterrupted access to areas of operation and infrastructure; recoverability of reserves and future production rates; the combined business will have sufficient cash flow, debt and equity sources or other financial resources required to fund its capital and operating expenditures and requirements as needed; results of operations will be consistent with expectations; current or, where applicable, proposed industry conditions, laws and regulations will continue in effect; the estimates of reserves and resource volumes and the assumptions related thereto are accurate in all material respects; and other matters.

No Offer or Solicitation

This announcement shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Arrangement. This announcement is for information purposes only and shall not constitute a recommendation to participate in the Arrangement or to purchase any securities. This announcement does not constitute an offer to sell or issue, or the solicitation of an offer to buy, acquire or subscribe for any securities in any jurisdiction, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or by means of a prospectus approved by the Financial Conduct Authority, or an exemption therefrom.

4